Exhibit 10.14

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (the “Agreement”), is made and entered into as of October 12, 2016, by and among the HUANG JIA Country CLUB and Recreation Inc., a company incorporated in Republic of Seychelles (the “Company”), Imperial Garden & Resort, Inc. (the “Parent”), a British Virgin Islands business company, and all of the shareholders of the Company who are Fun-Ming Lo, Ta-Chih Kuo and Shih-Han Liao, residents of Taiwan (each, a “Shareholder” and collectively, the “Shareholders”). The Parent, Shareholders and Company are sometimes hereinafter collectively referred to as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, the Company has 340,800 ordinary shares of common stock of the Company, par value $1 dollar, issued and outstanding (the “Company Shares”), all of which are held by the Shareholders in amounts as listed in Exhibit A.

WHEREAS, each of the Shareholders has agreed to transfer all of the Shares to the Parent in exchange for an aggregate of 340,800 newly issued ordinary shares of the Parent (the “Parent Ordinary Shares”), par value $0.01 per share;

WHEREAS, the board of directors of the Parent (the “Parent Board”) has determined that it is desirable and in the best interests of the Parent to effect this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and mutual promises, representations, warranties, covenants and agreements herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1
EXCHANGE AND PURCHASE OF COMPANY SHARES

1.1.        Share Exchange. At the Closing, each of the Shareholders shall sell, transfer, convey, assign and deliver to the Parent all of their Company Shares free and clear of all Liens in exchange for an aggregate of three hundred and forty thousand and eight hundred (340,800) shares of Parent Ordinary Shares issued by the Parent, in the amounts for each Shareholder as set forth in Exhibit A.

1.2.          Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place at the offices of the Company in Tai Pei, Tai Wan commencing upon the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions (other than conditions and obligations with respect to the actions that the respective Parties will take at the Closing) on a date as the Parties shall mutually agree (the “Closing Date”).

ARTICLE 2
REPRESENTATIONS OF THE SHAREHOLDERS

Each Shareholder, severally and not jointly and only as to itself, represents and warrants to the Parent, as follows:

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2.1           Power and Authority. All acts required to be taken by each of the Shareholders to enter into this Agreement and to carry out the Transactions have been properly taken. The obligations of the Shareholders under this Agreement constitute legal, valid and binding obligations of the Shareholders, enforceable against each Shareholder in accordance with the terms hereof.

2.2           No Conflicts. The execution and delivery of this Agreement by each of the Shareholders (i) will not require the consent of any Governmental Entity under any Laws; (ii) will not violate any Law, regulations or ordinances applicable to such Shareholder; and (iii) will not violate or breach any contractual obligations of such Shareholder based on any Contract to which the Shareholder is a party and which prohibits the Transactions contemplated hereby.

2.3           No Finder’s Fee. Neither the Shareholder nor its agent or representative has engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Transactions contemplated herein.

2.4           Purchase Entirely for Own Account. The Parent Common Stock to be acquired by each of the Shareholders hereunder will be acquired for investment for their own accounts, and not with a view to the resale or distribution of any part thereof, and each Shareholder has no present intent of selling or otherwise distributing the Parent Ordinary Shares, except in compliance with applicable securities laws.

2.5           Available Information. Each Shareholder has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Parent.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Parent that:

3.1.          Organization, Standing and Corporate Power. The Company is duly organized, validly existing and in good standing under the Laws of Republic of Seychelles and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted.

3.2.          Capital Structure of the Company. As of the date of this Agreement, all outstanding shares of common stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date hereof, the Shareholders of the Company as listed in Exhibit A own all the Company Shares issued and outstanding and there is no outstanding securities convertible into common stock of the Company. Within a reasonable and practicable period of time of the Closing, the Company shall update its book to reflect the Parent as the holder and owner of the Company Shares exchanged pursuant to this Agreement.

3.3.          Governmental Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required in connection with the execution and delivery of this Agreement or the consummation of the Transactions contemplated hereby.

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3.4.       Absence of Certain Changes or Events. As of the Company’s Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:

(i)          Material Adverse Effect with respect to the Company;

(ii)         condition, event or occurrence which could reasonably be expected to prevent, hinder or Materially delay the ability of the Company to consummate the Transactions;

(iii)        incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than those in the ordinary course and in amounts and on terms consistent with past practices;

(iv)        creation or other incurrence by the Company of any Lien on any Asset other than those in the ordinary course consistent with past practices;

(v)         labor dispute, other than routine, individual grievances, or, to the Knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company to conduct any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(vi)        payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(vii)       Material write-offs or write-downs of any Assets of the Company;

(viii)      transactions or commitments made, or any Contract or agreement entered into, by the Company relating to its Assets or business (including the acquisition or disposition of any Assets) or any relinquishment by the Company or any Contract or other right, in either case, Material to the Company, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated in this Agreement;

(ix)         damages, destruction or losses having, or reasonably expected to have, a Material Adverse Effect on the Company; or

(x)          other conditions, events or occurrence which individually or collectively could reasonably be expected to have a Material Adverse Effect to the Company.

3.5.       Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the Transactions.

3.6.       Tax Returns and Tax Payments. The Company has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by the Company have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). No claim has ever been made in writing or otherwise addressed to the Company by a taxing authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of the Company have not, as of the Company’s Balance Sheet Date, exceeded the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). As of the Closing Date, the unpaid Taxes of the Company will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of the Company.

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No Material claim for unpaid Taxes has been made or become a Lien against the property of the Company or is being asserted against the Company, no audit of any Tax Return of the Company is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company and is currently in effect.

As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

3.7.       Ownership and Material Assets. The Company owns 100% of the membership interest in Ta-Teh-Fu Co., Ltd. (“Ta-Teh-Fu”), a limited liability company incorporated in Taiwan, and 99.6% of issued and outstanding shares of common stock of Yao-Teh International Recreation Co., Ltd. (“Yao-Teh”), a Taiwanese company, collectively being referred to as “Subsidiaries” and each a “Subsidiary.”

As a result of the Company’s ownership in the two Subsidiaries, the Company has valid land use rights for all real property that is Material to its and its Subsidiaries’ business and good, clear and marketable title to all the tangible properties and tangible Assets reflected in the latest consolidated financial statements (the “Consolidated Financial Statements”) as being owned by the Subsidiaries or acquired thereby after the date thereof which are, individually or in the aggregate, Material to their business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business). Any real property and facilities held under lease by the Company or its Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and its Subsidiaries are in compliance, are not reasonably be expected to result in a Material Adverse Effect on the Company. A list of Material Assets and Subsidiaries is set forth on Schedule 3.7 attached hereto.

The Company has made available to the Parent either an original or a correct and complete copy of each deed of land owned by each Subsidiary that is Material to the business of the Subsidiaries and the Company as listed on Schedule 3.7.

3.8.       Board Recommendation. The board of directors of the Company (the “Company Board”) has determined that the terms of the Transactions are fair to and in the best interests of the Shareholders of the Company.

3.9.       Undisclosed Liabilities. The Company has no liabilities or monetary obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for such liabilities or obligations reflected or reserved against in the Consolidated Financial Statements.

3.9.         Good Title. Each Shareholder is the record and beneficial owner, and has good and marketable title to its Shares as set forth in Exhibit A, with the right and authority to sell and deliver such Company Shares to the Parent as provided herein. Upon registering the Parent as the new owner of the Shareholders’ Company Shares in the share register of the Company, the Parent shall receive good title to such Company Shares, free and clear of all Liens.

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3.10.         No Conflicts. The execution and delivery of this Agreement by the Company (i) will not require the consent of any Governmental Entity under any Laws; (ii) will not violate any Law, regulations or ordinances applicable to the Company; and (iii) will not violate or breach any contractual obligations of the Company based on any Contract to which the Company is a party and which prohibits the Transactions contemplated hereby.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PARENT

The Parent hereby represents, warrants, covenants and agrees as follows:

4.1.          Organization, Standing and Corporate Power.    The Parent is a British Virgin Islands business company duly organized, validly existing and in good standing under the laws of British Virgin Islands. The Parent is not in violation of any provisions of its memorandum or articles of association. No consent, approval or agreement of any individual or entity is required to be obtained by the Parent in connection with the execution and performance by the Parent of this Agreement or the execution and performance by the Parent of any agreements, instruments or other obligations entered into in connection with this Agreement.

The Parent has full power and authority to carry out the Transactions provided for in this Agreement, and this Agreement constitutes the legal, valid and binding obligations of the Parent, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor’s rights and except that any remedies in the nature of equitable relief are in the discretion of the court. The execution and delivery of this Agreement by the Parent and the consummation of the Transactions contemplated by this Agreement will not result in any Material violation of the Parent’s memorandum, articles of association or any applicable Law.

4.2.          Parent Ordinary Shares. The Parent Ordinary Shares, when issued pursuant to this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable.

4.3.          Capitalization. The authorized shares of the Parent consists of 200,000,000 shares of Parent Ordinary Shares, par value $0.01 per share, only one share of which has been issued to Fun-Ming Lo. The Parent has not created or authorized any class or series of preferred shares and has no obligation or understanding to do so.

4.4.          Compliance. The Parent has complied with, is not in violation of, and has not received any notices of violation of any federal, state, local or foreign Law, judgment, decree, injunction or order, applicable to it, with respect to the conduct of its business or the ownership or operation of its business.

4.5.          Undisclosed Liabilities. The Parent has no liabilities or monetary obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for such liabilities or obligations reflected or reserved against in the Parent’s Financial Statements.

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4.6.          Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by Parent to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the Transactions.

4.7.          Board Determination. The Parent Board has unanimously determined as of the Closing Date that the terms of the Transactions are fair to and in the best interests of Parent and its stockholders.

ARTICLE 5

CLOSING DELIVERIES

5.1.          Deliveries from the Parent.         On the Closing Date, the Parent shall deliver or cause to be delivered to each Shareholder a share certificate registered in the name of each Shareholder representing the number of shares of Parent Ordinary Shares as set forth in Exhibit A.

5.2.         Deliveries from the Shareholders.         On the Closing Date, each Shareholder shall deliver or cause to be delivered to the Parent the stock certificates representing each Shareholder’s Company Shares in an amount set forth in Exhibit A with an appropriate signature medallion guarantee, stock power or such other proof of ownership as shall be reasonably acceptable to the Parent.

ARTICLE 6

CONDITIONS TO THE CLOSING

The following events described herein must occur or be caused to occur before the Closing, not including the Closing Date, unless any of the events is waived by all of the Parties collectively:

(i)          the representations and warranties of the Shareholders, the Company and the Parent described respectively in Articles 2, 3 and 4 shall be true and correct in all Material respects on and as of the Closing Date with the same force and effect as if made on such a date;

(ii)         no Material adverse change in the business or financial condition of the Parent and the Company shall have occurred or be threatened to occur since the date of this Agreement, and no action, suit or proceedings shall be threatened or pending before any court, governmental agency, authority or regulatory body seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or that, if adversely decided, has or may have a Material Adverse Effect; and

(iii)        the Company shall have delivered to the Parent a certificate executed by the secretary of the Company certifying the Company’s certificate of incorporation as in effect immediately prior to the Closing Date, including all amendments thereto and the Parent shall have delivered to the Company and the Shareholders a certificate executed by the secretary of the Parent certifying: (a) resolutions duly adopted by the Parent Board authorizing this Agreement and the Transactions and (b) the memorandum and articles of association of the Parent as in effect immediately prior to the Closing Date, including all amendments thereto.

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ARTICLE 7
TERMINATION

7.1.          Termination. This Agreement may be terminated and rescinded at any time prior to the Closing Date:

(i)          by mutual written agreement of the Company and Parent duly authorized by the Parent Board and the Company Board;

(ii)         by either the Company or Parent, if the other Party (which, in the case of Company, shall mean the Company or any Shareholder) has breached any representation or warranty set forth in this Agreement and such breach has resulted or can reasonably be expected to result in a Material Adverse Effect on such other Party or would prevent or Materially delay the consummation of the Transactions; or

(iii)        by any Party, if a permanent injunction or other Order by any court which would make illegal or otherwise restrain or prohibit the consummation of the Transactions shall have been issued and shall have become final and nonappealable;

7.2.          Notice of Termination. Any termination of this Agreement under Section 7.1 will be effective immediately upon by the delivery of written notice of the terminating Party to the other Parties hereto specifying with reasonable particularity the reason for such termination.

ARTICLE 8

MISCELLANEOUS

8.1.          Entire Agreement.   This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all Parties with respect to a modification or amendment or the Party granting the waiver with respect to a waiver. Neither course of conduct or dealing nor trade custom or usage shall modify any provisions of this Agreement.

8.2.          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible, in a mutually acceptable manner, to the end that Transactions are fulfilled to the extent possible.

8.3.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the British Virgin Islands. The Parties irrevocably submit to the non-exclusive jurisdiction of the courts of the British Virgin Islands to settle any dispute which may arise out of or in connection with this Agreement.

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8.4.          Parties in Interest.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto.

8.5.          Counterparts.          This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto, each other Party hereto shall re-execute original forms hereof and deliver them in person to all other Parties.

8.6.          Independent Nature of Each Party’s Warranties and Representations. The various representations and warranties set forth in this Agreement or in any other writing delivered in connection therewith shall survive the Closing.

ARTICLE 9

DEFINITIONS

The following terms, as used in the Agreement, have the following meanings:

“Agreement” shall have the meaning set forth in the Preamble.

“Assets” shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Closing” shall have the meaning set forth in Section 1.2 of the Agreement.

“Closing Date” shall have the meaning set forth in Section 1.2 of the Agreement.

“Company” shall have the meaning set forth in the Preamble.

“Company Board” shall have the meaning set forth in Section 3.8 of the Agreement.

“Company Share(s)” shall have the meaning set forth in the Recitals of the Agreement.

“Company’s Balance Sheet Date” shall have the meaning set forth in Section 3.4 of the Agreement.

“Consolidated Financial Statements” shall have the meaning set forth in Section 3.7 of the Agreement.

“Contract” means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound

“Electronic Delivery” shall have the meaning set forth in Section 6.5 of the Agreement.

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“Governmental Entity” shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, local, domestic or foreign.

“Knowledge” means the actual knowledge of the officers of a party, and knowledge that a reasonable person in such capacity should have after due inquiry.

“Law” means any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Governmental Entity.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interests or encumbrance of any kind in respect to such asset, other than any encumbrances created by the Parent.

“Material” and “Materially” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine Materiality in that instance.

“Material Adverse Effect” means, with respect to any Person or Party, a material adverse effect on the condition (financial or otherwise), business, Assets, liabilities or the reported or reasonably anticipated future results or prospects of such Person taken as a whole; provided, however, that any adverse change, event, development or effect arising from or relating to any of the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (a) general business or economic conditions, (b) national or international political or social conditions, including the engagement by or Taiwan in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon Taiwan, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of Taiwan, (c) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (d) changes in generally accepted accounting principles, (e) changes in laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity or (f) the taking of any action required by this Agreement and the other agreements contemplated hereby.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any Governmental Entity.

“Parent” shall have the meaning set forth in the Preamble.

“Parent Board” shall have the meaning set forth in the Recitals of the Agreement.

“Parent Ordinary Shares” shall have the meaning set forth in the Recitals of the Agreement.

“Party” or “Parties” shall have the meaning set forth in the Preamble.

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Shareholders” shall have the meaning set forth in the Preamble.

“Subsidiary” or “Subsidiaries” shall have the meaning set forth in Section 3.7 of the Agreement.

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“Tax” or “Taxes” shall have the meaning set forth in Section 3.6 of the Agreement.

“Tax Return(s)” shall have the meaning set forth in Section 3.6 of the Agreement.

“Ta-Teh-Fu” shall have the meaning set forth in Section 3.7 of the Agreement.

“Transactions” shall have the meaning as set forth in Section 1.2 of the Agreement.

“Yao-Teh” shall have the meaning set forth in Section 3.7 of the Agreement.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Company: The HUANG JIA Country CLUB and Recreation Inc.

By:	/s/Fun-Ming Lo
Name: Fun-Ming Lo
Title: Chairman

Parent: Imperial Garden & Resort, Inc.

By:	/s/ Fun-Ming Lo
Name: Fun-Ming Lo
Title:Chairman

SHAREHOLDERES:

Fun-Ming Lo

By:	/s/ Fun-Ming Lo
Name:	FUN-MING LO

Ta-Chih Kuo

By:	/s/ Ta-Chih Kuo
Name:	TA-CHIH KUO

Shih-Han Liao

By:	/s/ Shih-Han Liao
Name:	SHIH-HAN LIAO

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Exhibit A

Shareholder	Number of Company Shares Owned by the Individual Shareholders Before the Closing	Number of Parent Common Stock Received by Shareholders at the Closing
Fun-Ming Lo	340,227	340,227
Address: 9 Lin Yi Street, 4th Floor, Zhongzheng District, Taipei, Taiwan

Ta-Chih Kuo	83	83
Address: 86 Sanguang Road, 8th Floor, Zhongli City, Taoyuan County, Taiwan 32047

Shih-Han Liao	490	490
Address: 19 Ren’ai Rd., Guanyin District, Taoyuan City, Taiwan 328
Total	340,800	340,800

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Schedule 3.7 Schedule

Ownership and Material Assets

i.            Subsidiaries

Name	Place of Incorporation	The Company’s Interest in the Subsidiaries	Primary Business
Yao-Teh International Recreation Co., Ltd.	Taiwan	99.6%	Own part of the real property where the Royal Country Club is located; operate the Royal Country Club
Ta-Teh-Fu Co., Ltd.	Taiwan	100%	Own and lease golf machines and equipment to Yao-The; own part of the land where the Royal Country Club is located

ii.         Material Assets

A.           Ta-Teh-Fu’s Material Assets

1. List of machines and equipment that are owned by Ta-Teh-Fu and in good condition and active use.

Assets	Number	Book Value (in New Taiwan Dollars)
5-seat golf carts	4	1,142,857
Electric tractor	1	560,000
Heavy duty boring machine	1	490,000
5-seat electric golf carts	12	3,714,286
Automatic lawn mower	5	1,438,095
Sand land tractor	1	600,000
5-seat electric golf carts	20	5,904,762
Lawn mower	1	828,571
5-seat electric golf carts	8	2,438,095
2-seat electric golf carts	10	2,476,190
Drivable pressing tractor	1	520,000
Drivable lawn mower	1	2,400,000
Drivable sprinkler	1	1,620,000

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2. Land owned by Ta-Teh-Fu

Number of the Lot	Registration Date	Number of the Deed
0904-0001	2006.2.21	097 Miao Di Zi 012330
0905-0002	2006.2.21	097 Miao Di Zi 012333
0906-0000	2006.2.21	097 Miao Di Zi 012336
0907-0000	2006.2.21	097 Miao Di Zi 012339
0908-0000	2006.2.21	097 Miao Di Zi 012342
0909-0000	2006.2.21	097 Miao Di Zi 012345
0910-0000	2006.2.21	097 Miao Di Zi 012348
1008-0000	2006.2.21	097 Miao Di Zi 012351
1008-0001	2006.2.21	097 Miao Di Zi 012354
1008-0002	2006.2.21	097 Miao Di Zi 012357
1008-0003	2006.2.21	097 Miao Di Zi 012360
1008-0004	2006.2.21	097 Miao Di Zi 012363
1009-0000	2006.2.21	097 Miao Di Zi 012366
1009-0001	2006.2.21	097 Miao Di Zi 012369
1009-0002	2006.2.21	097 Miao Di Zi 012372
1010-0000	2006.2.21	097 Miao Di Zi 012375
1010-0001	2006.2.21	097 Miao Di Zi 012378
1010-0002	2006.2.21	097 Miao Di Zi 012381
1042-0000	2006.2.21	097 Miao Di Zi 012384
1043-0000	2006.2.21	097 Miao Di Zi 012387
1044-0000	2006.2.21	097 Miao Di Zi 012390
1044-0001	2006.2.21	097 Miao Di Zi 012393
1044-0002	2006.2.21	097 Miao Di Zi 012396
1045-0000	2006.2.21	097 Miao Di Zi 012399
1045-0001	2006.2.21	097 Miao Di Zi 012402
1057-0001	2006.2.21	097 Miao Di Zi 012405

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B.           Yao-Teh’s Material Assets

Land owned by Yao-Teh

Number of the Lot	Registration Date	Number of the Deed
0064-0000	1990.5.4	103 Nan Di Zi 007648
0066-0000	1990.5.4	103 Nan Di Zi 007649
0067-0001	1990.5.4	103 Nan Di Zi 007650
0068-0000	1990.5.15	103 Nan Di Zi 007651
0070-0000	1990.5.15	103 Nan Di Zi 007652
0071-0000	1990.5.4	103 Nan Di Zi 007653
0081-0003	1990.5.15	103 Nan Di Zi 007654
0081-0004	1990.3.9	103 Nan Di Zi 007655
0083-0002	1990.5.4	103 Nan Di Zi 007656
0539-0000	1990.5.15	103 Nan Di Zi 007657
0628-0000	1990.3.9	103 Nan Di Zi 007658
0628-0003	1990.3.9	103 Nan Di Zi 007659
0628-0005	1990.3.9	103 Nan Di Zi 007660
0628-0006	1990.3.9	103 Nan Di Zi 007661
0432-0016	1990.3.7	103 Nan Di Zi 004882
0432-0031	1990.5.4	103 Nan Di Zi 004883
0432-0034	1990.3.7	103 Nan Di Zi 004884
0432-0036	1990.3.7	103 Nan Di Zi 004885
0432-0037	1990.3.7	103 Nan Di Zi 004886
0444-0000	1990.5.4	103 Nan Di Zi 004887
0444-0001	1990.5.4	103 Nan Di Zi 004888
0444-0008	1990.5.4	103 Nan Di Zi 004889
0444-0032	1990.5.4	103 Nan Di Zi 004890
0449-0000	1990.5.4	103 Nan Di Zi 004891
0647-0001	1990.5.4	103 Nan Di Zi 007662
0647-0007	1990.3.9	103 Nan Di Zi 007663
0647-0012	1990.3.9	103 Nan Di Zi 007664
0647-0018	1990.3.8	103 Nan Di Zi 007665
0647-0020	1990.3.8	103 Nan Di Zi 007666
0655-0007	1990.5.4	103 Nan Di Zi 007667
0655-0009	1990.5.4	103 Nan Di Zi 007668
0655-0011	1990.5.4	103 Nan Di Zi 007669
0661-0001	1990.3.8	103 Nan Di Zi 007670
0661-0002	1990.3.8	103 Nan Di Zi 007671
0661-0004	1990.3.8	103 Nan Di Zi 007672
0664-0000	1990.3.8	103 Nan Di Zi 007673
0665-0000	1990.3.8	103 Nan Di Zi 007674
0666-0000	1990.3.9	103 Nan Di Zi 007675
0667-0000	1990.3.9	103 Nan Di Zi 007676
0668-0000	1990.3.9	103 Nan Di Zi 007677
0668-0001	1990.5.4	103 Nan Di Zi 007678
0668-0002	1990.3.9	103 Nan Di Zi 007679
0669-0000	1990.3.9	103 Nan Di Zi 007680
0690-0000	1990.5.4	103 Nan Di Zi 007681
0699-0005	1990.5.4	103 Nan Di Zi 007682
0699-0022	1990.5.4	103 Nan Di Zi 007683
0699-0028	1990.5.4	103 Nan Di Zi 007684
0699-0029	1990.5.4	103 Nan Di Zi 007685
0699-0030	1990.5.4	103 Nan Di Zi 007686
0702-0000	1990.3.9	103 Nan Di Zi 007687
0706-0000	1990.3.9	103 Nan Di Zi 007688
0706-0001	1990.3.9	103 Nan Di Zi 007689
0706-0002	1990.5.4	103 Nan Di Zi 007690
0706-0009	1990.3.9	103 Nan Di Zi 007691
0706-0017	1990.3.8	103 Nan Di Zi 007692
0706-0018	1990.3.8	103 Nan Di Zi 007693
0432-0016	1990.3.7	103 Nan Di Zi 004882
0432-0031	1990.5.4	103 Nan Di Zi 004883
0432-0034	1990.3.7	103 Nan Di Zi 004884
0432-0036	1990.3.7	103 Nan Di Zi 004885
0432-0037	1990.3.7	103 Nan Di Zi 004886

15